UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

November 20, 2009 (November 18, 2009)

SkyTerra Communications, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-13865	23-2368845
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

10802 Parkridge Boulevard
Reston, VA 20191
(Address of principal executive offices, including zip code)
(703) 390-2700
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant's Business and Operations

Item 1.01.	Entry into a Material Definitive Agreement

On November 18, 2009, SkyTerra Communications, Inc. (“SkyTerra”) executed a First Amendment (“Amendment”), attached hereto as Exhibit 2.1, to that certain Agreement and Plan of Merger (the “Merger Agreement”) dated as of September 23, 2009 by and among Harbinger Capital Partners Master Fund I, Ltd., an exempted company organized under the laws of the Cayman Islands (“Master Fund”), Harbinger Capital Partners Special Situations Fund, L.P., a Delaware limited partnership (“Special Fund” and together with Master Fund, “Harbinger”), Sol Private Corp., a Delaware corporation and an indirect wholly owned subsidiary of Harbinger (“Acquisition Corp.”), and SkyTerra, a Delaware corporation, (the “Company”). The First Amendment amends the Merger Agreement to include, among other things, a non-waivable “majority of the minority” stockholder vote approval requirement (the “Required Minority Vote”). For purposes of the Required Minority Vote, the minority consists of a defined group of shares (those not owned by Harbinger, by officers or directors of SkyTerra or their respective affiliates and shares considered to be held in escrow). The amendment will require that a majority of eligible shares of the defined minority constitutes a quorum of the Required Minority Vote and that the affirmative vote of a majority of those minority shares voting will be required to satisfy the Required Minority Vote. Under certain circumstances, if such vote or quorum is not obtained, Harbinger can terminate the Merger Agreement and receive from SkyTerra a termination fee of $2 million.

The Merger Agreement was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on September 23, 2009, and is incorporated herein by reference.

The description contained in this Item 1.01 of certain terms of the First Amendment and the transactions contemplated by the First Amendment is qualified in its entirety by reference to the full text of the First Amendment, a copy of which is attached hereto as Exhibit 2.1.

Section 8 – Other Events

Item 8.01.	Other Events

On November 18, 2009, SkyTerra Communications, Inc. (“SkyTerra”) reached an agreement in principle providing for the settlement of the consolidated actions in the Court of Chancery of the State of Delaware (the “Delaware Court”), captioned In re SkyTerra Communications, Inc. Shareholder Litigation, Consolidated C.A. No. 4987-CC (the “Action”). The agreement in principle is reflected in a Memorandum of Understanding (“MOU”), attached hereto as Exhibit 99. 1, which sets forth, among other things, that the parties have agreed that in consideration for the full settlement and release of all settled claims: (i) the preliminary proxy would include certain disclosures requested by co-lead counsel for plaintiffs; (ii) the merger agreement would be amended to include a non-waivable “majority of the minority” stockholder vote requirement and (iii) SkyTerra will convene a meeting of stockholders for the purpose of electing directors in the event that the merger is not consummated on or before March 31, 2010.  The MOU further provides that SkyTerra will consider additional supplemental disclosures to be provided to SkyTerra stockholders in connection with the merger based on reasonably request by and discussions with co-lead counsel for plaintiffs. The MOU contemplates confirmatory discovery regarding the fairness of the settlement, the execution of a definitive Stipulation of Settlement pending such confirmatory discovery, and notice of the settlement being provided to SkyTerra stockholders.  The settlement, as well as Plaintiff's request for attorneys fees, is subject to judicial review and will require Court approval.

The description contained in this Item 8.01 of certain terms of the MOU is qualified in its entirety by reference to the full text of the MOU, a copy of which is attached hereto as Exhibit 99.1.

Section 9 – Financial Statements and Exhibits

Item 9.01.             Financial Statements and Exhibits

(d)   Exhibits

Number	Description
2.1

First Amendment to Agreement and Plan of Merger between Harbinger Capital Partners Master Fund I, Ltd., Harbinger Capital Partners Special Situations Fund, L.P., Sol Private Corp., and SkyTerra Communications, Inc. dated November 18, 2009.

99.1	Memorandum of Understanding dated November 18, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Date: November 20, 2009	By:	/s/ Gary M. Epstein
Name: Gary M. Epstein
Title: Executive Vice President, Law & Regulation